Section 906 Certification

Jose Luis Gomez Pimienta, Chief Executive Officer, and Alberto Osorio, Chief Financial Officer, of The Mexico Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
The Mexico Fund, Inc.	The Mexico Fund, Inc.

/s/ Jośe Luis Gómez Pimienta	/s/ Alberto Osorio
José Luis Gómez Pimienta	Alberto Osorio

Date: June 30, 2011	Date: June 30, 2011